UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

TravelCenters of America Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, OH 44145-5639

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (440) 808-9100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Common Stock, $0.001 Par Value Per Share	TA	The Nasdaq Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The Nasdaq Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on February 15, 2023, TravelCenters of America Inc. (“TravelCenters”) entered into an Agreement and Plan of Merger (the “merger agreement”) among TravelCenters, BP Products North America Inc., a Maryland corporation (“BP”), and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of BP (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into TravelCenters (the “merger”), with TravelCenters surviving the merger. On April 3, 2023, TravelCenters filed a definitive proxy statement (as supplemented by the Current Report on Form 8-K filed with the SEC on April 24, 2023, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the merger.

The following disclosures (the “Supplemental Disclosures”) supplement the disclosures contained in the Proxy Statement. The Supplemental Disclosures will not change the consideration to be paid to TravelCenters stockholders in connection with the merger or the timing of the special meeting of TravelCenters stockholders (the “special meeting”) to be held virtually on May 10, 2023, beginning at 9:30 a.m. Eastern Time. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. The TravelCenters board of directors (the “TravelCenters Board”) continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the special meeting described in the Proxy Statement.

The Supplemental Disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Where a disclosure has been amended and restated in part, bold and underlined text indicates language that has been inserted, and bold and strikethrough text indicates language that has been deleted.

The disclosure in the section entitled “The Merger—Background of the Merger” beginning on page 27 of the Proxy Statement, is hereby and amended as follows:

The paragraph beginning “On August 20, 2021, a subsidiary of TravelCenters and BP” on page 27 is amended and supplemented as follows:

On August 20, 2021, a subsidiary of TravelCenters and BP entered into a confidentiality agreement in connection with discussions about potential commercial relationship opportunities. The confidentiality agreement did not contain a standstill provision or a “don’t ask, don’t waive” provision.

The paragraph beginning “On April 21, 2022, BP and TravelCenters entered into” on page 28 is amended and supplemented as follows:

On April 21, 2022, BP and TravelCenters entered into an amended and restated confidentiality agreement, which included a standstill provision but did not contain a “don’t ask, don’t waive” provision.

The paragraph beginning “On June 10, 2022, TravelCenters entered into a” on page 28 is amended and supplemented as follows:

On June 10, 2022, TravelCenters entered into a confidentiality agreement with Party A, which included a standstill provision but did not contain a “don’t ask, don’t waive” provision.

The paragraph beginning “On July 20, 2022, TravelCenters executed a second amended” on page 29 is amended and supplemented as follows:

On July 20, 2022, TravelCenters executed a second amended and restated confidentiality agreement with BP, which, among other things, added SVC and The RMR Group LLC (“RMR”) as parties. The amended and restated confidentiality agreement contained a standstill provision but did not contain a “don’t ask, don’t waive” provision.

The paragraph beginning “During the week of October 31, 2022, Citi contacted the 11 parties” on page 30 is amended and supplemented as follows:

During the week of October 31, 2022, Citi contacted the 11 parties authorized by the TravelCenters Board and subsequently provided draft confidentiality agreements to eight of the parties. Following negotiations, between November 9, 2022 and November 14, 2022, TravelCenters entered into confidentiality agreements with Party D, a privately held international operator of gas stations and convenience stores, Party E, a publicly traded international operator of gas stations and convenience stores, and Party F, a subsidiary of an international energy company, each of which had a standstill provision. None of these confidentiality agreements contained a “don’t ask, don’t waive” provision. The other parties contacted by Citi ultimately declined to sign a confidentiality agreement and did not pursue an acquisition of TravelCenters.

The paragraph beginning “On February 15, 2023, following the approval by the TravelCenters Board of the merger agreement,” on page 34 is amended and supplemented as follows:

On February 15, 2023, following the approval by the TravelCenters Board of the merger agreement, the parties executed the merger agreement, the Consent and Amendment Agreement, the voting agreements and the other documentation related to the merger. No employment agreements with respect to the employment of members of TravelCenters management after the closing were negotiated, or entered into between BP and TravelCenters management.

The disclosure in the section entitled “The Merger—Opinion of Citigroup Global Markets Inc.” beginning on page 41 of the Proxy Statement, is hereby and amended as follows:

The paragraph beginning “Citi conducted a discounted cash flow analysis” starting on page 43 is amended and supplemented as follows:

Citi conducted a discounted cash flow analysis of TravelCenters using the Management Forecast. Based on the Management Forecast, Citi calculated the estimated present value of unlevered free cash flows that TravelCenters was forecasted to generate during the fiscal years ending December 31, 2023 through December 31, 2027 and both before and after taking into account the present value (as of December 31, 2022) of cash tax savings resulting from net operating loss, referred to as “NOL”, carryforwards and U.S. federal tax credits expected by TravelCenters management to be utilized during the forecast period. Stock-based compensation was treated as a cash expense for purposes of the discounted cash flow analysis to account for the entire cost of management compensation. Citi also derived implied terminal values for TravelCenters by applying an illustrative range of perpetuity growth rates of (1.0)% to 1.0%, which range was selected by Citi based on its professional judgment and experience, as well as based on observations of the long-term growth trends of companies in the traditional grocery and C-store sectors with similar characteristics to TravelCenters, to estimates of the unlevered free cash flows that TravelCenters was expected to generate in the terminal year, which such terminal year used EBITDA calculated assuming the average EBITDA margin in the period beginning with the actual fiscal year ending December 31, 2022 and ending with the forecasted fiscal year ending December 31, 2027 applied to forecasted total revenue for forecasted fiscal year ending December 31, 2027, as advised by TravelCenters Management as a long-term assumption for such EBITDA margin. The unlevered free cash flows and the range of terminal values were then discounted to present values reflecting implied enterprise values for Travelcenters, as of December 31, 2022, using mid-year convention and discount rates ranging from 12.3% to 13.9%, reflecting estimates of TravelCenters’s weighted average cost of capital selected by Citi utilizing its professional judgment and experience, and calculated using a weighted-average of the estimated cost of equity, based on the observed equity beta of TravelCenters, and the after-tax cost of debt, based on the observed cost of debt of TravelCenters’s issued debt in each case, assuming a range of target capital structures of TravelCenters. From the range of implied enterprise values it derived for TravelCenters, Citi subtracted TravelCenters’s net debt of approximately $125 million as of December 31, 2022 (calculated as total debt, less cash and cash equivalents) to derive an equity value for TravelCenters and subsequently divided such equity value by TravelCenters’s fully-diluted number of outstanding shares of TravelCenters common stock of 15,101,389 as of February 15, 2023, resulting in an implied share price.

The paragraph beginning “For purposes of its analysis, Citi separately valued, as of December 31, 2022,” on page 44 is amended and supplemented as follows:

For purposes of its analysis, Citi separately valued, as of December 31, 2022, TravelCenters’s (i) U.S. federal NOL carryforwards, and (ii) U.S. federal tax credits, in each case, using estimates of tax cash savings resulting from (i) and (ii) as provided by TravelCenters management for the fiscal years ending December 31, 2023 to December 31, 2027 and taking into account a U.S. federal corporate tax rate of 21%, as provided by TravelCenters management, and using a perpetual tax credit utilization range for the forecast period of $0 million to $1 million. All tax cash savings were then discounted to present value as of December 31, 2022 utilizing discount rates ranging from 12.3% to 13.9%, reflecting Citi estimates of TravelCenters’s weighted average cost of capital and subsequently divided by TravelCenters’s fully-diluted number of outstanding shares of TravelCenters common stock, resulting in an implied share price range for the value of such cash tax savings of $3.85 to $4.20 per share of TravelCenters common stock.

The following supplemental disclosure is added as a new paragraph following the paragraph beginning “The results of this analysis indicated an implied share range of” on page 45:

The selected public companies multiples were not provided to the TravelCenters Board; instead, multiples were provided by Citi in aggregated form.

The paragraph beginning “Although none of the target companies in the Traditional Grocery selected transactions are directly comparable to TravelCenters” on page 45 is amended and supplemented as follows:

Although none of the target companies in the Traditional Grocery selected transactions are directly comparable to TravelCenters and none of the Traditional Grocery selected transactions are directly comparable to the transactions contemplated by the merger agreement, the Traditional Grocery selected transactions were chosen because they involved grocery stores with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to TravelCenters and/or the transaction contemplated by the merger agreement or otherwise relevant for purposes of analysis. For each of the Traditional Grocery selected transactions, Citi reviewed the enterprise value (as reported in public filings and comprised of the value of the equity market capitalization and the value of the debt less the value of the acquired cash and further adjusted as relevant) of the selected transaction as a multiple of the relevant target company’s last twelve months EBITDA, referred to as “LTM EBITDA”, as of the time of the most recently completed fiscal quarter prior to the close of the transaction. The Traditional Grocery selected transactions are set forth in the table below.

The table titled “Traditional Grocery” on page 46 is amended and supplemented as follows:

Announcement Dates	Acquiror	Target Name	Firm Value /LTM EBITDA
10/14/2022	Kroger	Albertsons Companies, Inc.	6.0x
5/1/2021	Chedraui	Smart & Final Stores	3.7
4/16/2019	Apollo Global Management	Smart & Final Stores	5.9

The bullet point beginning “performed a selected transaction analysis for the C-Store companies for selected transactions in the C-Store industry” on page 46 is amended and supplemented as follows:

•	performed a selected transaction analysis for the C-Store companies for selected transactions in the C-Store industry announced between 2018 and 2022, a list of which is set forth in the table below:

Convenience Stores

Announcement Date	Acquiror	Target Name
10/24/2022	GPM Investments, LLC	Pride Convenience Holdings, LLC
9/12/2022	GPM Investments, LLC	Transit Energy Group
9/28/2021	Casey’s General Stores, Inc.	Assets of Pilot Convenience
12/14/2020	Murphy USA, Inc.	QuickChek Corp.
11/9/2020	Casey’s General Stores, Inc.	Buchanan Energy
9/4/2018	EG Group	Minit Mart (TA)
2/5/2018	Euro Garages	Kroger C-Stores

The analysis indicated a low and high range of enterprise value (as reported in public filings and comprised of the value of the equity market capitalization and the value of the debt less the value of the acquired cash and further adjusted as relevant) of the C-Store selected transactions as a multiple of the relevant target company’s LTM EBITDA as of the time of the most recently completed quarter prior to the close of the respective transaction of 7.1x to 13.7x, which further indicated an implied share price range of $148.12 to $294.33 based on the application of the 7.1x to 13.7x to TravelCenters’s forecasted EBITDA for fiscal year ending December 31, 2023;

The bullet point beginning “performed an analysis of all-cash consideration acquisition transactions” on page 46 is amended and supplemented as follows:

•	performed an analysis of 51 all-cash consideration acquisition transactions across all industries announced during the time period from January 1, 2018 through February 15, 2023 involving a U.S. public company as the target where the disclosed enterprise values for such transactions were between $1.0 billion and $2.0 billion as set out below, which indicated a 25th and 75th percentile premiums of the price paid in these transactions relative to the target’s last undisturbed closing stock price prior to the announcement of the transaction of 19.6% and 69.2%, respectively, which further indicated an implied share price range of $59.15 to $83.65 based on the application of the 25th and 75th percentile premiums to the closing price per share of TravelCenters common stock of $49.44 as of February 15, 2023; ~~and~~

Ann. Date	Target	Acquiror
04/13/22	Sierra Oncology	GlaxoSmithKline
08/09/19	Wesco Aircraft Holdings	Pattonair
10/11/22	ForgeRock	Thoma Bravo
03/04/21	Five Prime Therapeutics	Amgen
04/15/19	EFI	Siris Capital Group
03/15/21	GenMark Diagnostics	Roche Holding
05/16/18	Abaxis	Zoetis
10/10/18	Imperva	Thoma Bravo
06/21/21	Lydall	Unifrax I
11/12/19	Continental Building Products	Cie de Saint-Cobain
08/31/20	Aimmune Therapeutics	Nestle Health Science
11/11/18	Apptio	Vista Equity
04/11/21	Luminex	DiaSorin SpA
06/28/21	QAD	Thoma Bravo
09/08/21	Kadmon Holdings	Sanofi
11/06/19	Aircastle	MM Air
10/18/18	Endocyte	Novartis
12/24/18	MINDBODY	Vista Equity
08/05/22	iRobot	Amazon.com
11/11/19	Kemet	Yageo Corp.
10/25/21	PAE	Amentum Govt Svcs Hldg
02/05/18	8point3 Energy Partners	CD Clean Energy
01/10/22	Apria	Owens & Minor
01/09/23	CinCor Pharma	AstraZeneca Fin&Hldg
12/09/20	MTS Systems	Amphenol
09/16/19	Alder BioPharmaceuticals	Lundbeck
02/25/21	Pandion Therapeutics	Merck & Co
05/10/18	Armo Biosciences	Eli Lily & Co
01/19/22	Zogenix	UCB
05/05/20	Portola Pharmaceuticals	Alexion Pharmaceuticals
08/14/19	Presidio	BC Partners
09/10/21	Echo Global Logistics	The Jordan Co
11/21/22	Imago BioSciences	Merck Sharp & Dohme
12/18/18	Civitas Solutions	Centerbridge Partners
04/30/19	WageWorks	HealthEquity
08/30/18	K2M Group Holdings	Stryker
05/17/19	Cray	Hewlett Packard Enterprise
04/10/19	Global Brass & Copper Holdings	Wieland-Werke
01/14/21	Atlantic Power	I Squared Capital Advisors
11/09/18	International Speedway	NASCAR Holdings
12/23/19	Aquaventure Hldg	Culligan International Co
04/16/19	Smart & Final Stores	Apollo Global Management
04/08/21	ORBCOMM	GI Partners
10/16/19	Achillon Pharmaceuticals	Alexion Pharmaceuticals
01/10/20	Dermira	Eli Lily & Co
02/16/21	Aegion	Carter Intermediate
11/27/19	AVX	KYOCERA Corp
08/08/19	Corindus Vascular Robotics	Siemens Medical Solutions
12/07/20	SEACOR Holdings	American Industrial Partners
08/02/19	Navigant Consulting	Guidehouse
01/31/23	Atlas Technical Consultants	GI Partners LLC

The bullet point beginning “publicly available Wall Street research analysts’ price targets” on page 46 is amended and supplemented as follows:

•	publicly available Wall Street research analysts’ price targets for TravelCenters, which indicated standalone price targets of $60.00 to $85.00 per share of TravelCenters common stock based on three research analysts.

The paragraph beginning “Citi and its affiliates in the past have provided, and currently provide, services to” on page 47 is amended and supplemented as follows:

Citi and its affiliates in the past have provided, and currently provide, services to TravelCenters unrelated to the merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as lender under TravelCenters’s $200 million asset-backed lending facility. Citi and its affiliates in the past have further provided, and currently provide, services to RMR and certain entities (other than TravelCenters) that are managed by or that receive business management services from RMR unrelated to the proposed merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as: (i) financial advisor to certain entities managed by or that receive business management services from RMR in connection with certain strategic transactions, (ii) joint bookrunning manager for certain senior note offerings of certain entities managed by or that receive business management services from RMR, and (iii) lender under certain credit or securitization facilities of certain entities managed by or that receive business management services from RMR. Citi and its affiliates in the past have also provided, and currently provide, services to BP and/or certain of its affiliates unrelated to the proposed merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as: (i) underwriter on BP’s or its affiliates’ (A) $2,000 million issuance of par-priced 2.721% 10-year notes due 2032, in January 2022, (B) $1,450 million issuance of 3.060% 20-year notes due 2041, in February 2021, (C) $1,250 million issuance of 3.379% guaranteed notes due 2061, in February 2021, and (D) $550 million add-on issuance of 3.379% guaranteed notes due 2061, in June 2021, (ii) lender in BP’s or its affiliates’ (A) bilateral revolving credit facility, (B) syndicated revolving credit facility, and (C) uncommitted facility as part of BP’s bilateral global trade program, and (iii) other various issuer services, securities services, foreign exchange and interest rate hedging, commodity business services as well as treasury and trade solutions, in each case, for which affiliates of Citi recorded significant non-investment banking related fees and other revenues as well as $3.2 million in investment banking fees over the last two years.

The disclosure in the section entitled “The Merger— Certain Financial Forecasts” beginning on page 47 of the Proxy Statement, is hereby and amended as follows:

The following supplemental disclosure is added as a new paragraph and table following footnote 9 beginning “Noncash Rent Adjustments and” on page 49:

In addition, TravelCenters management provided the following unlevered free cash flow numbers to Citi:

	Period Ending December 31,					Terminal Year
($ in millions)	2023E	2024E	2025E	2026E	2027E
Unlevered Free Cash Flow	($99)	$165	$148	$103	$322	$240

The disclosure in the section entitled “The Merger— Legal Proceedings Regarding the Merger” beginning on page 58 of the Proxy Statement, is hereby and amended is amended and restated in its entirety as follows:

Between March 24, 2023, and ~~March 27~~ May 5, 2023, ~~two~~ five complaints were filed in the United States District Court for the Southern District of New York by purported stockholders of TravelCenters:

•	On March 24, 2023, a purported stockholder of TravelCenters named Ryan O’Dell filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned O’Dell v. TravelCenters of America Inc., et al., Case No. 23-cv-02504.

•	Also on March 24, 2023, a purported stockholder of TravelCenters named Elaine Wang filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned Wang v. TravelCenters of America Inc., et al., Case No. 23-cv-02529.

•	On April 14, 2023, a purported stockholder of TravelCenters named Jordan Wilson filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned Wilson v. TravelCenters of America Inc., et al., Case No. 23-cv-03112.

•	On April 19, 2023, a purported stockholder of TravelCenters named Howard Longman filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned Longman v. TravelCenters of America Inc., et al., Case No. 23-cv-03235.

•	On April 24, 2023, a purported stockholder of TravelCenters named Meyer Halberstam filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned Halberstam v. TravelCenters of America Inc., et al., Case No. 23-cv-03426.

The ~~two~~ five complaints filed in the above-referenced actions allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, by omitting or misrepresenting certain allegedly material information from the Schedule 14A filed in connection with the merger. Those complaints allege that such omissions and misrepresentations rendered the Schedule 14A false and misleading. We refer to the above-referenced actions collectively as the “Proxy Litigation.”

As of ~~March 31~~ May 5, 2023, TravelCenters had also received ~~two~~ eleven stockholder demand letters, which assert that certain information allegedly omitted from the Schedule 14A should be disclosed.

TravelCenters believes the allegations and claims asserted in the Proxy Litigation and the stockholder demand letter are without merit. TravelCenters denies that it has violated any laws or that TravelCenters or any member of the TravelCenters Board breached any duties to the TravelCenters Stockholders.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents to which we refer you in this communication, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives and derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors: (a) the expected timing and likelihood of completion of the merger; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee; (c) the possibility that TravelCenters’s stockholders may not approve the proposal to approve the merger; (d) the risk that the parties may not be able to satisfy the conditions to the closing of the merger, including required regulatory approvals, in a timely manner or at all; (e) the failure of the merger to close for any other reason; (f) risks related to disruption of management time from ongoing business operations due to the merger; (g) limitations placed on our ability to operate the business by the merger agreement; (h) the outcome of any legal proceedings instituted against TravelCenters and/or others relating to the merger agreement and the merger; (i) the risk that any announcements relating to the merger could have adverse effects on the market price of shares of TravelCenters common stock; (j) the risk that the merger and its announcement could have an adverse effect on the ability of TravelCenters to retain and hire key personnel and maintain relationships with its suppliers, licensees, partners and customers, and on its operating results and businesses generally; (k) the potential impact on BP’s status as a key customer of TravelCenters if the merger is not consummated; and (l) the fact that TravelCenters’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of TravelCenters’s current strategy as an independent company. These forward-looking statements are also qualified by, and should be read together with, the “Warning Concerning Forward-Looking Statements,” the “Risk Factors” and the other statements in our most recent report on Form 10-K and subsequent periodic and interim report filings, in each case as filed with the SEC and available at www.sec.gov. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. TravelCenters stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TravelCenters of America Inc.

	By	/s/ Mark R. Young
Date: May 5, 2023		Mark R. Young
Executive Vice President and General Counsel